Exhibit 10.11
                                                                   -------------

              Technical Services Agreement dated December 18, 2001
                   between Tonkin Springs Holding Inc., Tonkin
                 Springs Venture Limited Partnership and Tonkin
            Springs LLC, and Steffen Robertson & Kirsten (U.S.), Inc.

                          TECHNICAL SERVICES AGREEMENT

THIS TECHNICAL SERVICES AGREEMENT (this Agreement) is made and entered into effective as of December 18, 2001, by and between TONKIN SPRINGS HOLDINGS, INC., whose address is 401 Bay Street, Suite 2302, Toronto, Ontario M5H 2Y4, CANADA
(TSHI), TONKIN SPRINGS LLC, whose address is 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215 (Tonkin Springs LLC) and STEFFEN ROBERTSON & KIRSTEN (U.S.), INC., whose address is 7175 W. Jefferson Avenue, Suite 3000, Lakewood, Colorado 80235 (SRK).

                                    RECITALS

WHEREAS, TSHI and the Nevada Division of Environmental Protection (NDEP) entered into that certain TSP-1 WORK PLAN AGREEMENT dated as of November 30, 2001 (the NDEP Agreement), which contemplates a work program to locate, plug and properly abandon specific, historic, i.e. pre-1990, boreholes at the TSP-1 area of the Tonkin Springs project in Eureka County, Nevada. A copy of the NDEP Agreement is appended to this Agreement as Exhibit A. A copy of the work program approved by the NDEP (the Work Plan), including a list of the specific boreholes covered by the Work Plan, is appended to the NDEP Agreement;

WHEREAS, TSHI and Tonkin Springs LLC (the owner of the Tonkin Springs project) and Tonkin Springs Venture Limited Partnership (TSVLP, the Manager of Tonkin Springs LLC) entered into a Settlement Agreement dated as of October 31, 2001 (the Settlement Agreement), which also contemplates the performance of the Work Plan and other matters. A copy of the Settlement Agreement is appended to this Agreement as Exhibit B;

WHEREAS, pursuant to the NDEP Agreement and the Settlement Agreement: (i) the Work Plan is to be conducted on behalf of Tonkin Springs LLC but administered by and conducted under the direction of SRK; and (ii) the Work Plan is to be paid for out of the sum of $250,000 which TSHI has placed in escrow (the Escrow) with the Wells Fargo Bank Arizona, N.A. (the Escrow Agent). A copy of the Escrow Instructions from TSHI to the Escrow Agent are appended to this Agreement as Exhibit C; and

WHEREAS, TSHI, Tonkin Springs LLC and SRK desire to enter into this Agreement in order to provide for the performance of the Work Plan on behalf of Tonkin Springs LLC under the direction and control of SRK, for payment for such services and for certain related matters.

NOW, THEREFORE, in consideration of the covenants, obligations, terms and conditions set forth in this Agreement, TSHI, Tonkin Springs LLC and SRK agree as follows:

Scope of Services.
------------------

SRK shall implement, carry out, control, direct and make best efforts to complete the Work Plan. In accordance with Section 6.1 of this Agreement, SRK will, as agent on behalf of Tonkin Springs LLC, hire contractors (Contractors) to perform earth moving, surveying and drilling in connection with performance of the Work Plan. SRK shall supervise, control and direct all work conducted under this Agreement (the Work), including without limitation all Work performed by the Contractors. SRK shall perform all Work, and shall ensure that the Contractors perform all Work, in strict accordance with the Work Plan. SRK shall ensure that all Work is conducted in a good, workmanlike and safe manner, in as expeditious a manner as reasonably practicable and in accordance with all requirements of applicable law and regulations. Additionally, SRK shall ensure that the total cost of all Work does not exceed the sum of $250,000. Not more than $250,000 will be expended upon the Work Plan, regardless of results. TSHI and Tonkin Springs LLC acknowledge that the implementation of the Work Plan may not result in the elimination of acid generation in full and that additional mitigation steps outside the scope of the Work Plan may be necessary to eliminate acid generation to achieve full compliance with the regulatory requirements of the NDEP.

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Upon  contract  execution,  SRK shall provide  twice  monthly  written  progress reports to the NDEP, with copies to TSHI and Tonkin Springs LLC, concerning implementation of the Work Plan. In the event that SRK determines that it cannot complete the Work Plan by June 30, 2002, SRK shall immediately provide the NDEP, TSHI and Tonkin Springs LLC with written notification of such determination, together with SRK's best estimate as to the completion date. Within 30 days after completion of the Work Plan, SRK shall provide to TSHI and Tonkin Springs LLC, for their review and comment, a written draft of a summary completion report. The summary completion report shall include, at a minimum, the following: (i) a certification that the Work Plan has been completed; (ii) a summary of all activities included in the Work Plan; (iii) a summary of holes staked out, located and not located; (iv) a list of and supporting abandonment reports for all holes abandoned; (v) a map graphically depicting the holes that
were  staked  out,  located,  not  located,   and  abandoned;   (vi)  supporting
documentation for holes not located, including a photographic record of the excavation bottom or a signed geotechnical log of the excavation; and (vii) any deviations from the Work Plan and rationale for such deviations, provided that SRK shall not deviate from the Work Plan except with specific, prior written consent of each of TSHI and Tonkin Springs LLC, which consent shall not be unreasonably withheld. Within 45 days after completion of the Work Plan, SRK shall submit the finalized summary completion report to the NDEP, with copies of that report to both TSHI and Tonkin Springs LLC. With respect to all reports to be provided by SRK to TSHI and Tonkin Springs LLC pursuant to this Agreement, SRK shall transmit those reports to those parties simultaneously. Each of TSHI and Tonkin Springs LLC will have the right to have a representative on-site to observe the conduct and performance of all or any portion of the Work and to provide any comments or suggestions with respect thereto to SRK, provided that:
(i)  comments  and   suggestions   will  be  provided  only  to  the  designated
representative of SRK and not to any of the Contractors or any other employees of SRK; and (ii) it is understood by all parties that the Work Plan will be carried out under the exclusive direction and control of SRK and that SRK shall make all final decisions as to the manner of performance and implementation of the Work Plan. For purposes of this Section 1.3: (i) Tonkin Springs LLC designates Mr. David Reid as its designated representative; (ii) TSHI designates William Fleshman as its designated representative; and (iii) SRK designates Steve Boyce as its designated representative.

Compensation and Terms of Payment.
----------------------------------

SRK will submit monthly invoices to the Escrow Agent for Work that has been conducted pursuant to the Work Plan, with reasonable documentation evidencing the performance of the Work. SRK will approve and forward invoices of any Contractors hired by SRK on behalf of Tonkin Springs LLC to the Escrow Agent. SRK will simultaneously provide copies of their own and Contractors' invoices and supporting documentation to each of TSHI and Tonkin Springs LLC. SRK will not submit to the Escrow Agent invoices covering Work performed by it or by Contractors, nor shall the Escrow Agent pay such invoices, unless and until SRK has obtained and provided to TSHI and Tonkin Springs LLC lien releases or waivers from SRK and/or the Contractors who performed such Work, as well as written releases of Tonkin Springs LLC and TSHI from any contractual or any other liability for payment with respect to such Work. In accordance with the Escrow Instructions, the Escrow Agent will pay SRK's and Contractors' invoices on the eleventh day after its receipt thereof from SRK, unless TSHI first provides the Escrow Agent with a written objection instructing the Escrow Agent not to pay such invoice. In that event, TSHI and SRK shall promptly consult in order to resolve any problems or discrepancies with respect to the invoice and, upon reaching such a resolution, TSHI shall instruct the Escrow Agent to pay the invoice, as the same may have been corrected or modified. Upon completion of the Work Plan, SRK shall submit its final invoice, clearly marked as such, to the Escrow Agent, with copies to TSHI and Tonkin Springs LLC as set forth in Section
2.1 above. Such invoice shall not be paid by the Escrow Agent unless and until SRK has provided TSHI and Tonkin Springs LLC with lien releases or waivers, and contractual and other payment liability releases of Tonkin Springs LLC and TSHI from SRK and all Contractors involved in the performance of the Work.

SRK shall charge for Work performed by it in accordance with the attached SRK Standard Schedule of Fees.

Invoices shall be organized on an item-by-item basis and shall itemize the charges for each item or portion of the Work performed. SRK shall include a summary of actual hours worked on the project by SRK's professional and technical employees, by classification and hourly rate. Direct, nonsalary,

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reimbursable  expenses,  and other direct costs and expenses,  shall be itemized separately in each invoice. SRK shall furnish copies of time sheets, expense reports, vendor invoices, and other documentation necessary to substantiate each invoice, at the request of either TSHI or Tonkin Springs LLC.

SRK, TSHI and Tonkin Springs LLC acknowledge, agree and understand that, notwithstanding anything in this Agreement to the contrary: (i) there is only the Escrow sum of $250,000 available for payment for the Work (the Budget); (ii) part of the services being provided by SRK is to ensure that performance of the Work Plan does not exceed this Budget; (iii) SRK will not perform any Work, or contract for the performance of any Work by Contractors, if the performance of such Work would result in cost overruns in excess of the Budget, except with the express and specific prior written authorization of TSHI; and (iv) under no circumstances will TSHI be obligated under this Agreement to fund any amount in excess of the sum of $250,000 which it has already placed in Escrow, unless TSHI has provided the authorization described in (iii) above. The parties further acknowledge, agree and understand that TSHI's role under this Agreement and in connection with the Work Plan is purely financial (i.e. in connection with the funding and administration of the Escrow) and that it shall not direct or control the performance of the Work Plan, it being understood that it shall be SRK's exclusive responsibility to direct and control the performance of the Work Plan.

Confidential Information.
-------------------------

SRK recognizes and acknowledges that it will have access to and may develop or become aware of certain information of Tonkin Springs LLC, TSHI or their respective affiliates (collectively, Tonkin Entities) and that such information constitutes confidential information of the Tonkin Entities. SRK shall not, during or after the term of this Agreement, use or disclose directly or indirectly any such confidential information to any person, firm, corporation, association, or other entity, except to Contractors engaged by SRK and to authorized representatives of the Tonkin Entities, for any reason or purpose whatsoever without the Tonkin Entities' prior written approval. SRK represents that it has entered into agreements with all of its employees requiring them not to disclose any such information. Only employees with a demonstrable need to know will be given access to information collected or developed under this Agreement. In the event of a breach or threatened breach by SRK of the provisions of this Section 3, the Tonkin Entities shall be entitled to a temporary restraining order or a preliminary injunction restraining SRK from using or disclosing, in whole or in part, such confidential information, and SRK consents to the entry of such a temporary restraining order or preliminary injunction without the necessity of the Tonkin Entities posting any bond in connection therewith and agrees that it shall not assert any defenses to any petition filed by the Tonkin Entities in a court of competent jurisdiction requesting such temporary restraining order and/or preliminary injunction, as the case may be. Nothing herein shall be construed as prohibiting the Tonkin Entities and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from SRK. The provision of this Section 3 shall survive the dissolution or termination of this Agreement.

The obligations of this Section 3 do not apply to information which: (a) is or becomes part of the public domain without the breach of any obligation of confidentiality owed to the Tonkin Entities; or (b) is lawfully in the possession of SRK at the time it was acquired hereunder without the breach of any obligation of confidentiality owned to the Tonkin Entities; or (c) is required by law to be disclosed.

In the event SRK receives any legal process purporting to require the production of confidential information to any court, agency, other tribunal, person, or entity, SRK shall immediately notify the Tonkin Entities, provide the Tonkin Entities with a copy of such legal process, and cooperate with the Tonkin Entities in any legal proceeding arising therefrom.

Except for the reports and documents expressly required to be provided to the NDEP pursuant to Section 1 of this Agreement, SRK shall not communicate with governmental agencies concerning the Work or concerning SRK's or Contractors' performance of the Work without obtaining the prior approval of TSHI and Tonkin Springs LLC. Any reports, documents, or other information, regardless of form, that is collected or developed by SRK pursuant to this Agreement shall be exclusively the property of TSHI and Tonkin Springs LLC and all such reports,

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

documents, or information, and any copies thereof shall be turned over to TSHI and Tonkin Springs LLC at the conclusion of the Work, unless TSHI and Tonkin Springs LLC shall sooner request same. SRK may retain one hard copy of such documents for record purposes. Reuse of such documents by TSHI or Tonkin Springs LLC for other than the project covered by this Agreement shall be without liability to SRK.

Termination.
------------

The Agreement may be terminated at any time for good cause by mutual written notice of termination from TSHI and Tonkin Springs LLC to SRK. Such termination shall be effective in the manner specified in the notice, shall be without prejudice to any claims which TSHI or Tonkin Springs LLC may have against SRK, and shall be subject to the other provisions of this Agreement. On receipt of such notice, except to the extent otherwise directed, SRK shall immediately discontinue the Work and the placing of Contractor orders for materials, facilities, services and supplies in connection with the performance of the services and shall, if requested, make every reasonable effort to procure termination of existing contracts with Contractors upon terms satisfactory to TSHI and Tonkin Springs LLC. Thereafter, SRK shall be authorized to do only such Work as may be necessary to preserve and protect the services already in progress and as otherwise requested by TSHI and Tonkin Springs LLC. A complete settlement of all claims of SRK upon termination of the Agreement, as provided in the preceding paragraph, shall be made as follows: SRK shall within ten (10) days invoice the Escrow Agent for all obligations and commitments that SRK may have in good faith undertaken or incurred in connection with the services which have not been included in prior payments; for the reasonable cost of terminating existing contracts; for preserving, protecting, or disposing of property and performing any other necessary services after the notice of termination has been received; and for all services performed prior to the date of termination, in accordance with this Agreement. SRK shall simultaneously provide copies of such invoices, together with all supporting documents evidencing the performance of the Work at issue, to TSHI and Tonkin Springs LLC in accordance with the provisions of Section 2 above.

The Escrow Agent shall pay SRK in accordance with and subject to the provisions of Section 2 above. Upon final settlement, SRK shall deliver to TSHI and Tonkin Springs LLC all reports, documents, drafts, notes, and all other information and data collected or prepared by SRK under this Agreement and deliver to TSHI and Tonkin Springs LLC lien releases or waivers, and contractual and other payment liability releases of Tonkin Springs LLC and TSHI, from SRK and all Contractors involved in the performance of the Work.

Parties' Representations, Warranties, and Responsibilities.
-----------------------------------------------------------

SRK represents and warrants to TSHI and Tonkin Springs LLC that it has the authority to enter into this Agreement and to perform the Work and that it is licensed, certified and/or otherwise authorized to practice in the area of engineering and so licensed and certified to conduct business in the State of Nevada. SRK further represents and warrants that all Work performed by it hereunder will be: (a) in conformance with the terms of this Agreement; (b) performed in a skillful and workmanlike manner in accordance with appropriate industry standards; (c) performed by the proper number of experienced, skilled, and/or licensed personnel, qualified by education and experience to perform their assigned tasks; and (d) performed in accordance with the standards customarily provided by an experienced and competent professional technical consulting organization rendering the same or similar services. SRK covenants that the Contractors shall meet these standards and that the contracts with the Contractors shall contain these representations and warranties.

SRK agrees to indemnify and hold TSHI, TSVLP and Tonkin Springs LLC (and their shareholders, members, managers, officers, principles, employees and agents) harmless from and against any and all losses, damages, costs, penalties, expenses (including, but not limited to, reasonable costs of investigation and legal expenses), liabilities, judgments, liens, suits, claims or demands arising out of any actual or threatened damage to property, including property of TSHI, TSVLP or Tonkin Springs LLC or injuries to or death of persons, including employees of TSHI, TSVLP or Tonkin Springs LLC arising from SRK's willful misconduct or negligent acts or omissions in connection with the Work, or any breach or threatened breach of this Agreement by SRK, excluding and to the extent of, the negligence or willful misconduct of TSHI, TSVLP or Tonkin Springs LLC. SRK shall require that all contracts with Contractors provide the indemnifications provided by SRK in this Section 5.2.

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

TSHI agrees to indemnify, defend and hold harmless SRK (and its officers, employees, and agents) against any and all claims, demands, suits, judgments, expenses, losses and damages, or injury to, or death of persons and for destruction of or damages to any property of SRK resulting directly from TSHI's (or its employees or agents) negligence or willful misconduct, except to the extent that any such expenses, losses or damages are attributable to the negligence or willful misconduct of SRK, its employees, agents, or the Contractors.

Tonkin Springs LLC agrees to indemnify, defend and hold harmless SRK (and its officers, employees, and agents) against any and all claims, demands, suits, judgments, expenses, losses and damages, or injury to, or death of persons and for destruction of or damages to any property of SRK resulting directly from Tonkin Springs LLC's (or its employees or agents) negligence or willful misconduct, except to the extent that any such expenses, losses or damages are attributable to the negligence or willful misconduct of SRK, its employees, agents, or the Contractors.

Notwithstanding paragraph 5.2, SRK shall assume all responsibility for and shall indemnify and hold harmless TSHI, TSVLP and Tonkin Springs LLC and each of their affiliates, against, and shall assume the defense of any claims, suits, or judgment brought against any of them under the Federal Employers Liability Act whenever employees of SRK or any of the Contractors claim or allege that they are employees of TSHI, TSVLP or Tonkin Springs LLC or their affiliates, within the meaning of said act, or that they are furthering operational activities of TSHI, TSVLP or Tonkin Springs LLC or their affiliates.

In no event shall SRK, TSHI or Tonkin Springs LLC be liable to each other for lost revenues, lost profits, cost of capital, claims of instances or any special, indirect, incidental, or consequential or punitive damages pursuant to this Agreement. SRK promptly shall pay all wages due its workmen and employees required for the Work. SRK shall defend and protect Tonkin Springs LLC and TSHI from and against all claims, liens and liabilities which may arise as a result of SRK's failure to do so or the failure of any of the Contractors to pay their workmen or employees. If at any time there should be evidence of any lien, claim or encumbrance for which, or to which, Tonkin Springs LLC, TSHI, the Tonkin Springs project property or the production therefrom, is or might become subject or liable and which are: (i) attributable to labor, materials, supplies, equipment or services furnished to or required by any of the Contractors or SRK or any of their suppliers or vendors, or any other persons or entity for use on or in conjunction with those properties or SRK's or the Contractors' activities thereon; or (ii) attributable to payroll, withholding or other taxes or other indebtedness, resulting from or in connection with SRK's or any of the Contractors' work or operations in connection with the Work, SRK shall, upon demand by Tonkin Springs LLC or TSHI, immediately cause the release of such lien or pay such claim and deliver to Tonkin Springs LLC and TSHI a complete release or receipt satisfactory to Tonkin Springs LLC and TSHI discharging such lien, claim or encumbrance. Tonkin Springs LLC and/or TSHI at any time may pay and discharge such liens, claims and encumbrances, in which event SRK shall be obligated to immediately reimburse the paying party or parties in the amount so paid, together with reasonable costs and attorneys fees incurred by the paying party or parties.

If TSHI instructs the Escrow Agent pursuant to paragraph 2.1 above not to pay an invoice submitted by SRK or a Contractor for Work performed under this Agreement when there are sufficient funds in the Escrow Account to pay that invoice, and SRK or the Contractor files a lien against any part of the Tonkin Springs project property with respect to Work covered by that invoice, TSHI shall have no liability to Tonkin Springs LLC to secure the release of that lien unless TSHI acted unreasonably in so instructing the Escrow Agent. If TSHI acted unreasonably in so instructing the Escrow Agent, it shall be obligated to secure the release of that lien, provided, however, that (a) TSHI's liability to Tonkin Springs LLC and the lien holder (whether SRK or a Contractor) with respect to the lien shall be limited to the amount of the lien, (b) the amount of the lien shall be paid, upon a determination that TSHI acted unreasonably or upon TSHI's subsequent election (in its sole discretion) to authorize the Escrow Agent pay the lien, solely from the Escrow Account, and (c) TSHI shall have no liability to Tonkin Springs LLC and the lien holder (whether SRK or a Contractor) for the payment of all or any portion of the lien once all funds in the Escrow Account have been disbursed, it being expressly understood and agreed that TSHI's liability under this Agreement is limited to the $250,000 previously deposited by it into the Escrow Account. If the parties do not resolve the issue of whether TSHI acted unreasonably in instructing the Escrow Agent not to pay an

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

invoice, the issue of whether TSHI acted unreasonably shall be resolved by binding arbitration in Denver, Colorado pursuant to the commercial arbitration rules of the American Arbitration Association. No other disputes under this Agreement shall be required to be resolved by arbitration, unless the parties to the dispute so agree in writing.

Contractors.
------------

In accordance with this Section 6.1, SRK will, as agent on behalf of Tonkin Springs LLC, hire Contractors to perform earth moving, surveying and drilling in connection with performance of the Work Plan. SRK shall supervise, control and direct all Work performed by Contractors and ensure that such Work is performed in strict accordance with the Work Plan, in a good, workmanlike and safe manner, in as expeditious a manner as reasonably practicable and in accordance with all requirements of applicable law and regulations. SRK shall not hire or enter into any contract with any Contractor without a written agreement between such Contractor and SRK (acting as the agent of Tonkin Springs LLC), and without the prior written approval of that agreement by both TSHI and Tonkin Springs LLC, which approval shall not be unreasonably withheld or delayed. Neither SRK nor any other party to this Agreement shall terminate any contract with a Contractor without the prior written consent of each of TSHI and Tonkin Springs LL C, which consent shall not be unreasonably withheld or delayed. Neither TSHI nor Tonkin Springs LLC shall provide instructions to any of the Contractors with respect to the Work, it being understood that the provision of such instructions is the responsibility of SRK and that any suggestions or requests from TSHI or Tonkin Springs LLC must instead be provided to SRK's representative in accordance with
Section 1.3 of this Agreement. As between TSHI, SRK and Tonkin Springs LLC, SRK shall be responsible for the willful misconduct and negligent acts and omissions of any of the Contractors. TSHI and Tonkin Springs LLC may make reasonable requests for information and data concerning any and all Contractors under this Agreement, and SRK hereby agrees to submit such information and data promptly upon request. Each of TSHI and Tonkin Springs LLC shall pay their own costs and expenses in connection with heir respective reviews of proposed contracts and Contractors.

Protection of Persons and Property.
-----------------------------------

SRK acknowledges and is aware, and hereby represents that it has made and will make the Contractors aware, that the Tonkin Springs property may contain hazardous substances, constituents, or contaminants, and subject to Section 5, SRK knowingly and voluntarily assumes all risk of injury and damages to SRK, SRK's personnel, and SRK's property and to the Contractors, Contractors' personnel, and Contractors' property, caused by exposure to such materials. SRK agrees to advise fully all of its employees and agents working for SRK at the property, as well as the Contractors, of the associated risks and of all necessary environmental, safety, and health procedures required by applicable state or federal law, regulation, or order. SRK covenants and warrants that all personnel, including SRK's employees, have been fully trained in accordance with applicable laws, rules or regulations.

SRK agrees that it will report to TSHI and Tonkin Springs LLC, in writing, any personal injury of SRK's or Contractors' employees, within 24 hours of the injury or as soon as practicable. SRK shall have the right to use the office facility of Tonkin Springs LLC at the Tonkin Springs project, but no other facilities or equipment of Tonkin Springs LLC. Any long distance telephone charges, or any other incremental operating costs associated with SRK's work at the office facility, shall be borne solely by SRK. SRK agrees to maintain that office in a neat and clean manner.

Insurance.
----------

SRK agrees at all times during the term of this Agreement to maintain in full force and effect:(a) Worker's Compensation Insurance, including occupational disease in accordance with applicable statutory and regulatory requirements; (b) Employer's Liability Insurance, including coverage on all of SRK's employees engaged in the performance of the Work; (c) Commercial General Liability Insurance, including protective liability covering death or bodily injury and contractual liability; and (d) Professional Liability Insurance. SRK agrees to furnish to TSHI and Tonkin Springs LLC its certificates of insurance or other evidence satisfactory to TSHI and Tonkin Springs LLC to the effect that such

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

commercial general liability insurance has been procured, names TSHI, TSVLP and Tonkin Springs LLC as additional insureds, and is in force except for primary errors and omissions insurance, the certificates shall state that the policies of insurance are in force and cannot be canceled or otherwise terminated without thirty (30) days advance written notice.

For the purpose of this Agreement, SRK shall carry the following types of insurance in the limits (which may be a combination of primary and excess coverage) specified below:

Coverages                         Limits of Liability
---------                         -------------------

Worker's compensation             Statutory
Employer's liability              $1,000,000
Commercial general liability      $1,000,000 per
                                  Occurrence,
                                  $1,000,000 aggregate
Umbrella Liability                $4,000,000
Automobile                        $1,000,000 combined
                                  single limit
Professional liability            $2,000,000 per
                                  occurrence and aggregate

TSHI, Tonkin Springs LLC and SRK will require all Contractors to maintain in full force and effect: (a) Worker's Compensation Insurance, including occupational disease in accordance with applicable statutory and regulatory requirements; (b) Employer's Liability Insurance, including coverage on all of SRK's employees engaged in the performance of the Work; and (c) Commercial General Liability Insurance, including protective liability covering death or bodily injury and contractual liability. Contractors will agree to furnish to TSHI, Tonkin Springs LLC and SRK its certificates of insurance or other evidence satisfactory to TSHI, Tonkin Springs LLC and SRK to the effect that such commercial general liability insurance (a) has been procured, (b) names TSHI, TSVLP, Tonkin Springs LLC and SRK as additional insureds, and (c) is in force. The certificates shall state that the policies of insurance are in force and cannot be canceled or otherwise terminated without thirty (30) days advance written notice. For the purpose of this Agreement, Contractors shall carry the following types of insurance in the limits (which may be a combination of primary and excess coverage) specified below:

Coverages                         Limits of Liability
---------                         -------------------

Worker's compensation             Statutory
Employer's liability              $1,000,000
Commercial general liability      $1,000,000 per
                                  occurrence,
                                  $2,000,000 aggregate
Automobile                        $1,000,000 combined
                                  single limit

Independent Contractor.
-----------------------

In the performance of the services under this Agreement, SRK shall be an independent contractor, maintaining complete control of SRK's personnel and operations and the implementation of the Work Plan. As such, SRK shall pay all salaries, wages, expenses, social security taxes, federal and state unemployment taxes, and any similar taxes relating to the performance of this Agreement. SRK and its employees shall in no way be regarded as or act as agents or employees of TSHI or Tonkin Springs LLC. This Agreement does not and shall not be construed to create any partnership, joint venture or agency whatsoever.

Notices.
--------

Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when hand delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the respective address of SRK, TSHI or Tonkin Springs LLC, as appropriate, set forth at the top of this Agreement or such other address(es) as either party shall designate by written notice to the

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

other. In addition, pursuant to this Agreement, any notice, report or other communication to TSHI shall also be provided to TSHI by facsimile to Mr. Anton Adamcik at (416) 367-4681 and any notice, report or other communication to Tonkin Springs LLC shall also be provided to Tonkin Springs LLC by facsimile to
(303) 238-1724.

Nonassignment.
--------------

TSHI and Tonkin Springs LLC have entered into this Agreement in order to receive the professional services of SRK. SRK will not make any assignment, by operation of law or otherwise, of all or any portion of the Work required under this Agreement without first obtaining the written consent of TSHI and Tonkin Springs LLC. However, the respective rights and obligations of TSHI and Tonkin Springs LLC hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of TSHI and Tonkin Springs LLC, respectively.

Miscellaneous.
--------------

The terms and  provisions  of  Section  3,  entitled  Confidential  Information,
Section 5, entitled SRK's  Representations,  Warranties,  and  Responsibilities,
Section 7, entitled Protection of Persons and Property, and Section 9, entitled Independent Contractor, shall survive the termination of this Agreement, howsoever brought about.

SRK shall not be responsible hereunder for any delay, default or nonperformance of this agreement, if and to the extent that such delay or nonperformance is caused by an act of God, weather, accident, labor strike, fire, explosion, riot, rebellion, terrorist activity, sabotage, flood, epidemic, act of government authority or any other cause beyond the reasonable control of SRK.TSHI and Tonkin Springs LLC shall have the right to inspect and audit SRK's books, records and all associated documents relating to such costs. SRK agrees to maintain records and associated documents for a period of two years from the end of the calendar year in which such costs were incurred and to make such books and records available to TSHI and Tonkin Springs LLC at all reasonable times within the two-year period and for so long thereafter as any dispute remains unresolved. TSHI and Tonkin Springs LLC may photocopy any such books and records at their own expense.

This Agreement shall be subject to and governed by the laws of the state of Colorado. The Work and performance of same shall comply with all applicable city, county, state, and federal codes, rules, regulations, and orders.

Failure of any party to exercise any option, right, or privilege under this Agreement or to demand compliance as to any obligation or covenant of the other party shall not constitute a waiver of any such right, privilege, option, or performance, unless waiver is expressly required by this Agreement or is evidenced by a properly executed instrument.

This Agreement may not be modified except by written amendment executed by the parties hereto. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute and be one and the same agreement.

This Agreement, together with the attachment and all documents, drawings, specifications, and instruments specifically referred to in the Agreement shall constitute the entire agreement between the parties, and no other proposals, conversations, bids, memoranda, or other matter shall vary, alter, or interpret its terms. The captions in this Agreement are for the convenience of the parties in identification of the several provisions and shall not constitute a part of this Agreement or be considered interpretative. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and those of the Work Plan, the terms and conditions of this Agreement shall in all instances prevail and govern.

Dated as of the 18th day of December 2001.

STEFFEN ROBERTSON & KIRSTEN
(U.S.),INC.

By:  /s/ Robert W. Klumpp
Its: Controller

TONKIN SPRINGS HOLDINGS NC.
By:  /s/ Ebe Scherkus
Its: Executive Vice
     President, Chief Operating Officer

TONKIN SPRINGS LLC
By:  /s/ William F. Pass
Its: Vice President







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